UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 8.01 OTHER EVENTS

On November 7, 2008 NYSE Euronext issued a press release announcing that its 2009 Annual Meeting of Shareholders is currently expected to be held on April 2, 2009.

Rule 14a-8 Proposal Deadline

Because the expected date of the 2009 Annual Meeting is more than 30 days before the anniversary of the 2008 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholders must deliver proposals for inclusion in the proxy materials for such meeting no later than the close of business on December 2, 2008 to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8, and may be omitted otherwise.

NYSE Euronext Bylaws Advance Notice Deadline

In accordance with the requirements for advance notice in NYSE Euronext’s bylaws, for director nominations or other business to be brought before the 2009 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on December 3, 2008 and no later than the close of business on January 2, 2009, to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005. Such notices must also comply with the requirements of the NYSE Euronext bylaws, and may not be effective otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 7, 2008, entitled “NYSE Euronext Announces 2009 Annual Shareholder Meeting Date.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: November 7, 2008	By	/s/ Janet Kissane
Janet Kissane
Senior Vice President and Corporate Secretary